______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 29, 2009, effective May 1, 2009, GeoResources, Inc. (the “Registrant”), through its subsidiary, Catena Oil & Gas LLC (“Catena”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with an affiliated limited partnership, SBE Partners LP (the “Seller”) for the acquisition (the “Acquisition”) of certain oil and gas producing properties in Giddings Field,  Grimes and Montgomery Counties, Texas (the “Interests”).  Under the Purchase Agreement, the Interests were purchased for a net cash purchase price of $48.4 million, subject to adjustments at closing for normal operations activity and other customary purchase price adjustments (the “Purchase Price”).  The Acquisition increased the Registrant’s partnership sharing ratio from 2% to 30% in the Seller. Catena is the general partner of the Seller. The Acquisition increases the Registrant’s direct working interests in the Interests from a range of 6.5% to 7.8% to a range of 34% to 37%.  The Registrant funded the Purchase Price with borrowings from its senior secured revolving credit facility.  The Purchase Agreement contains representations and warranties, covenants, and indemnifications that are customary for oil and gas producing property acquisitions.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

A description of the assets in the Acquisition is contained in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

SECTION 7– REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

On June 1, 2009, the Registrant issued a press release announcing the acquisition of producing wells and acreage in the Bakken Shale trend of the Williston Basin and a brief operations update.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

On June 2, 2009, the Registrant issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is furnished with this report as Exhibit 99.2, and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of businesses acquired:

The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information:

The pro forma financial information required by this Item 9(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated June 1, 2009.
99.2	GeoResources, Inc. Press Release dated June 2, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: June 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated June 1, 2009.
99.2	GeoResources, Inc. Press Release dated June 2, 2009.

EXHIBIT 99.1
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
FOR IMMEDIATE RELEASE

GeoResources, Inc. Completes Bakken Shale Acquisition
Provides Drilling and Operations Update

Houston, Texas – June 1, 2009 – GeoResources, Inc., (NASDAQ:GEOI), today announced an oil and gas property acquisition in the prolific Bakken Shale trend of the Williston Basin and provided an operations update.

On May 20, 2009, but effective April 1, 2009, the Company closed an acquisition of producing wells and acreage in the Bakken Shale trend of the Williston Basin. The acquisition was made through its existing joint venture with Slawson Exploration Company. Other participants in the acquisition include Northern Oil & Gas Inc. and Lario Oil & Gas Company. The Company acquired a 15% interest in approximately 60,000 net acres, and also acquired 15% of varying working interests in 59 producing and productive wells. The Company’s share of producing and productive wells adds in excess of 300,000 BOE of proved producing reserves. This reserve estimate excludes numerous proved undeveloped and probable locations.  Based on June estimates, the acquisition further adds daily net production of about 180 Bopd. The Company’s net acquisition cost was approximately $10.4 million, prior to adjustments for post effective date net revenues.  As a result of the acquisition, the Company now has working interests in the area ranging from 10% to 15% in approximately 100,000 net acres.  Of those total acres, approximately 59,000 net acres are located in Mountrail County, with the remainder located in adjacent North Dakota counties and in Richland County, Montana. The joint venture is presently running one drilling rig and plans to add two rigs in July and possibly a fourth drilling rig by the first quarter of 2010. We currently expect to drill or participate in 45-50 wells over the next 18 months, exclusive of interests resulting from nominal acreage contributions to non-operated units. The Company expects to have an average net working interest in the range of 7%. The acquisition was funded with cash and borrowings from the Company’s Senior Secured Revolving Credit Facility.

Drilling and Operations:

To date, 16 operated joint venture wells have been drilled with a 100% success rate.  The Company has also participated in numerous additional non-operated wells.  The joint venture remains active and has continued to acquire attractive acreage including the acquisition announced above.  Recent drilling activity includes the Nightcrawler 1-17H (4.7% WI) flowing at 700 Bopd, the Banshee 1-1H well (5.5% WI) flowing at 450 Bopd and 450 Mcfpd, with production increasing as the well cleans up and the Wombat 1-25H well (8.5% WI) which was completed in early May with initial production tests of  800 Bopd.  The Jericho 1-5H well (2.8% WI) completed drilling operations in late February and is flowing up casing and producing at 300 Bopd; production will likely increase by running production tubing.  Several other wells are awaiting fracture stimulation including the Raptor 1-6H (10.0% WI), the Bandit 1-29H (7.5% WI), and the Colt 1-16H well (9.1% WI). The Company is currently participating in the drilling of the Mamba 1-20H (9.3% WI) which spud May 9, 2009.  Our drilling costs for Bakken Shale wells located on 640 acre units have decreased significantly over the past year due to reductions in service company costs, as well as improvements in drilling and completion techniques. Recent single-lateral wells have been completed for under $4.0 million which represents an approximate 25% reduction in completed well costs since last year. The Company expects this project to allow it to develop additional reserves at reasonable costs. Further, management believes additional upside can be realized through efficient drilling and completion techniques and in-filled drilling within existing spacing units, which has occurred in similar fields located in Montana. Currently, our joint venture is developing the acreage on 640 acre spacing units; however, our involvement with other operators has also placed us under 1,280 acre units. When the initial development phase is completed and more historical production information is available, we expect that many parts of the field will justify incremental in-fill drilling.

COMMENTS:

Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “This acquisition allows the Company to increase its interest appreciably in a core and exciting operating area. It adds immediate proved reserves and production and significantly expands our drilling and development inventory. The Bakken Shale is a premier oil play in the lower 48.  Our drilling program has continued to deliver positive results. We expect to continue to develop our assets and selectively expand our acreage and drilling inventory.”

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest, Gulf Coast and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, our Annual Report on Form 10-K for the year ended December 31, 2008, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

EXHIBIT 99.2

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
FOR IMMEDIATE RELEASE

GeoResources, Inc. Completes Giddings Field Acquisition
Also Provides Operations Update

Houston, Texas – June 2, 2009 – GeoResources, Inc., (NASDAQ:GEOI), today announced the acquisition of additional working interests in the Giddings Field, Texas, and provided an operations update.

On May 29, 2009, but effective May 1, 2009, the Company closed the acquisition of undivided working interests in 68 producing wells located in the Giddings Field, Texas, from an affiliated partnership. In addition, the Company will immediately increase its sharing ratio in the partnership from 2% to 30%. GeoResources is the operator of the subject wells and the general partner of the affiliated partnership. Prior to the acquisition, GeoResources had direct working interests in the properties ranging from about 6.5% to 7.8%. Now, its direct working interests in the producing wells will range from approximately 34% to 37%.  The acquired direct working interests total an estimated 25 Bcfe of proved reserves, 88% natural gas and 73% developed, with daily production currently totaling 10,625 Mcf and 85 Bbls of associated liquids. In addition, the immediate increase in the Company’s partnership sharing ratio to 30% amounts to approximately 13.2 Bcfe.  Further, the Company’s share of the partnership’s daily production currently amounts to 5,618 Mcf and 45 Bbls of associated liquids. The net cash consideration for both the direct working interests and increased partnership interests was $48.4 million, prior to adjustments for post effective date net revenues. The Company will remain the general partner of the affiliated partnership and operator of the properties. The acquisition provides additional development opportunities and exposure to upside associated with the Eagleford Shale and other prospective targets.

Financing:

The acquisition was funded with borrowings from the Company’s Senior Secured Revolving Credit Facility. Borrowings for this acquisition and the recently announced acquisition in the Williston Basin totaled $58.0 million.  In order to seek to maintain predictable cash flows and underwrite growth, commencing July 1, 2009, the Company entered into new commodity price hedges for 2009 and 2010. The quantities hedged are 1,080 Mmcf for the remaining six months of 2009 and 1,440 Mmcf for the calendar year 2010, both at a price of $5.155 per Mcf.

Drilling and operations:

Austin Chalk

GeoResources has continued its successful exploitation of the Austin Chalk Formation in the Giddings Field of Grimes and Montgomery Counties, Texas. The Hurst Bay 1-H, which was the fifth dual lateral well, has been drilled and completed. The well was drilled to a vertical depth of over 14,500 feet with an initial horizontal leg of 7,700 feet. The second horizontal leg was kicked off from a point approximately 1,000 feet into the first lateral and drilled 5,250 feet.  The well had an initial production rate of approximately 19 Mmcfd.  The Hoke-Cole 1-H, which is its sixth dual lateral well, has also been drilled and completed. The well was drilled to a vertical depth of over 14,000 feet with an initial horizontal leg of 6,500 feet. The second horizontal leg was kicked off from a point approximately 150 feet into the first lateral and drilled 7,000 feet. The well had an initial production rate of approximately 18 Mmcfd.  The Company has drilled 12 wells to date and achieved a 100% success rate.  The drilling rig has moved to the Longstreet 1-H, a planned dual lateral well expected to be completed and placed on production in late June.  As a result of the above Giddings acquisition, the Company’s direct working interest in the Longstreet well will be about 37% and it will have an additional 15.8% working interest through its affiliated partnership.  Even at present commodity prices, these wells are highly economical.  The Company presently expects at least 14 additional drilling locations in the area.

Other Drilling

The Olson 1-21, located in Roger Mills County, Oklahoma, has been drilled and completed in the Upper Cherokee Formation and commenced producing at a rate of 1.2 Mmcfd.  The Company has a 26.67% working interest in the property.  The Romero #1, located in Vermillion Parish, Louisiana, has been drilled at an estimated true vertical depth of 15,860 feet and is being completed in the Camerina Sand Formation.  The Company has a 10.42% working interest in the property.  The Company had a 12% working interest in the Conner Heirs #1 located in Jefferson Davis Parish, Louisiana and a 6% working interest in the Moore #1 located in LaFourche Parish, Louisiana.  Both wells failed to trap hydrocarbons in commercial quantities and have been plugged and abandoned.

COMMENTS:

Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “Our acquisition in the Giddings Field coupled with our recently announced acquisition in the Williston Basin (Bakken Shale) has provided the Company an opportunity to increase its interests appreciably in two core operating areas. Further, the acquisitions provide immediate increases to proved reserves, production and cash flow, and significantly expand our drilling and development inventory. The Bakken Shale is a premier oil play in the lower 48 and our Giddings Field acquisition gives us additional development opportunities and exposure to upside associated with the Eagleford Shale and other prospective targets. Our drilling and development programs continue to deliver positive results. We expect to continue to develop our assets and selectively expand our acreage and drilling inventory across the Company. While we have not yet finalized revisions to our capital budget as a result of these acquisitions, certain projects may be deferred in favor of drilling on the acquired acreage or additional attractive acquisitions of productive assets or acreage. Much of our prior drilling inventory is “held by production” and accordingly, we have been positioned to take advantage of attractive acquisition opportunities and modify our capital spending without fear of losing acreage.”

Mr. Lodzinski further stated, “Our approach and business strategy allows us to meet the challenges of the financial markets and price volatility. Importantly, the acquisitions can be operated without additional staffing. However, the incremental cash flow along with increasing availability of personnel in the marketplace will allow us to consider incremental technical staffing to compliment our current staff, and further pursue additional acquisitions and M&A opportunities. These acquisitions have been financed at favorable interest rates entirely with reasonable levels of senior secured debt under our credit facility. We have also entered into certain commodity price hedges to underwrite these acquisitions and our growth. Consistent with our business plan, we may sell certain properties to reduce debt, streamline operations, focus our personnel on the upside in our portfolio and generate additional opportunities for growth. We believe our diversified approach contributes to our strength and staying power and will allow the Company to continue to grow profitably.”

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest, Gulf Coast and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, our Annual Report on Form 10-K for the year ended December 31, 2008, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).